UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2004 (February 16, 2004)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-37173	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On February 16, 2004, National Health Realty, Inc. made its year end earnings announcement. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: February 17, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated February 16, 2004.

EXHIBIT 99

For Release: Feb. 16, 2003

Contact: Gerald Coggin, V.P. Investor Relations

Phone: (615) 890-9100

NHR Reports 2003 Year-End Income

MURFREESBORO, Tenn. -- National Health Realty, Inc., (AMEX:NHR) a real estate investment trust specializing in long-term health care investments, announced net income for the year ended Dec. 31, 2003 of $11,845,000 compared to $8,498,000 last year.

For the year ended Dec. 31, 2003 net income per share was $1.24 basic and $1.21 diluted compared to 89 cents basic and 87 cents diluted in 2002. Funds from operations basic and diluted were $1.70 and $1.67 per share, respectively, compared to $1.52 and $1.49 per share, respectively, last year. Revenues for the year totaled $24,955,000 compared to $24,773,000 last year. NHR's debt to capital at Dec. 31, 2003 was 29.5%.

For the three months ended Dec. 31, 2003 net income was $3,869,000 compared to $403,000 last year. Net income per share was 40 cents basic and diluted compared to four cents basic and diluted last year. Basic and diluted funds from operations were 43 cents and 42 cents per share basic and diluted, respectively compared to 20 and 19 cents per share, respectively, basic and diluted last year. Revenues for the three months totaled $7,045,000 compared to $6,188,000 last year.

Earnings for the current year include a $1,149,000 gain on the sale of real estate while last year's earnings included realty and loan losses related to our Indiana properties of $4,200,000. Excluding these items, income declined $1,822,000 as a result of the reduction in invested assets.

During the fourth quarter of 2003, mortgage notes receivable totaling approximately $14,937,000 were purchased. Proceeds to facilitate the purchase were obtained through borrowings. In addition, NHR received $21,982,000 in prepayments of mortgage notes receivable. Proceeds from the prepayments were used to pay down our bank debt. Our remaining bank debt was $31,175,000 at Dec. 31, 2003.

NHR announced that their annual shareholders meeting will be April 20 at the corporate offices on 100 Vine Street in Murfreesboro, Tenn., at 5:30 p.m. CDT.

NHR owns the real property of 19 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes totaling $44.6 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web sit at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward-looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.

-More-

Page 2 NHR earnings

Condensed Statements of Income
(in thousands except share and per	Three Months Ended Dec. 31	Year Ended Dec. 31
	2003	2002	2003	2002
Revenues:
Rental income	$4,243	$4,177	$17,088	$16,822
Mortgage interest income	1,522	1,921	6,271	7,727
Gain on sale of real estate	1,149		1,149	---
Investment interest and other income	131	90	447	224
	7,045	6,188	24,955	24,773
Expenses:
Interest	815	816	3,993	3,325
Depreciation of real estate	1,553	1,681	6,322	6,785
Amortization of loan and organization	122	15	473	262
Realty and loan losses	---	3,020	---	4,020
General and administrative	197	203	824	807
	2,687	5,735	11,612	15,199

Net income before minority interest in
subsidiaries	4,358	453	13,343	9,574
Minority interest in consolidated subsidiaries	489	50	1,498	1,076
Net Income	$3,869	$403	$11,845	$8,498

Net income per common share:
Basic	$.40	$.04	$1.24	$.89
Diluted	$.40	$.04	$1.21	$.87

Funds from operations
Basic	$4,097	$1,893	$16,304	$14,515
Diluted	$4,097	$1,893	$16,304	$14,515

Funds from operations per share
Basic	$.43	$.20	$1.70	$1.52
Diluted	$.42	$.19	$1.67	$1.49

Weighted average common shares outstanding
Basic	9,585,860	9,570,323	9,575,546	9,570,323
Diluted	9,789,551	9,747,092	9,757,238	9,770,730

Common dividends declared	$.4925	$.3325	$1.49	$1.33

Balance Sheet Data	Dec. 31	Dec. 31
(in thousands)	2003	2002
Real estate properties, net	$126,931	$138,963
Mortgages receivable	44,595	65,562
Long-term debt	47,820	79,488
Stockholder's equity	$114,242	$114,476

-more-

Page 3 NHR earnings

Reconciliation of Funds from Operations(1)

The following table reconciles net income applicable to common stockholders to funds from operations applicable to common stockholders:

Three Months Ended	Twelve Months Ended
Dec. 31	Dec. 31
(in thousands)	2003	2002	2003	2002

Net income applicable to common stockholders	$4,358	$453	$13,343	$9,574
Adjustments:
Real estate depreciation	1,553	1,681	6,322	6,785
Adjustment for minority interest-affiliates	(665)	(241)	(2,212)	(1,844)
Gain on sale of real estate	(1,149)	---	(1,149)	---
Funds from operations applicable to common stockholders	$4,097	$1,893	$16,304	$14,515

Basic funds from operations per share	$.43	$.20	$1.70	$1.52
Diluted funds from operations per share	$.42	$.19	$1.67	$1.49

Weighted average shares:
Basic	9,585,860	9,570,323	9,575,546	9,570,323
Diluted	9,789,551	9,747,092	9,757,238	9,770,370

(1)We believe that funds from operations is an important supplemental measure of operating performance. We, therefore, disclose funds from operations, although it is a measurement that is not defined by accounting principles generally accepted in the United States. We generally use the National Association of Real Estate Investment Trusts (NAREIT) measure of funds from operations. We define funds from operations as income before extraordinary items adjusted for certain non-cash items, primarily real estate depreciation, less gains/losses on sales of facilities. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Funds from operations does not represent cash generated from operating activities as defined by accounting principles generally accepted in the United States (funds from operations does not include changes in operating assets and liabilities) and, therefore, should not be considered as an alternative to net income as the primary indicator of operating performance or to cash flow as a measure of liquidity.

(2)We have adopted the SEC's interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO. The SEC's position is that recurring impairments on real property are not an appropriate adjustment.

-more-

Page 4 NHR Earnings

National Health Realty, Inc. Portfolio Summary December 31, 2003

Portfolio Summary	Investment Percentage
	Properties	Investment
Equity Ownership	23	126,931,000	74%
Mortgage Loan Receivables	11	44,595,000	26%
Total Real Estate Portfolio	34	171,526,000	100%

Equity Ownership	Properties	Beds	Investments

Nursing Homes	16	1,803	$77,659,000
Assisted Living	6	488	34,265,000
Retirement Homes	1	58	15,007,000
	23	2,349	$126,931,000

Mortgage Loan Receivables	Properties	Beds	Investment

Nursing Homes	11	1,514	$44,595,000

Summary of Facilities by Type:	Properties	Percentage of Total Dollars	Total Dollars

Nursing Homes	27	71.27%	$122,254,000
Assisted Living	6	19.98%	34,265,000
Retirement Homes	1	8.75%	15,007,000
	34	100.00%	$171,526,000

						Percent
			Asst.	Retire-	Investment
		LTC
1	Florida	14	3		93,974,000	54.79%
2	Tennessee	2	2	1	36,231,000	21.12%
3	South Carolina	7			30,791,000	17.95%
4	Indiana	3			3,875,000	2.26%
5	Alabama		1		3,967,000	2.31%
6	Missouri	1			2,688,000	1.57%
		27	6	1	171,526,000	100.00%